CSMC06-1G4AR2  --  4A1

CREDIT SUISSE FIRST BOSTON

Balance Coupon Settle	$2,000,000.00 5.25000 01/31/2006	Delay Dated First Payment	24 01/01/2006 02/25/2006	WAC NET Contrib Wac	5.84000 5.50000 5.84000	WAM WALA	356 4

Price	1	2	3	4	5	6	7	8	9
	Yield	Yield	Yield	Yield	Yield	Yield	Yield	Yield	Yield
97-00.00	5.566	5.669	5.978	6.963	7.925	8.705	10.083	11.419	12.092
97-08.00	5.541	5.634	5.912	6.802	7.671	8.375	9.618	10.822	11.429
97-16.00	5.516	5.599	5.847	6.641	7.418	8.046	9.155	10.229	10.769
97-24.00	5.492	5.565	5.783	6.482	7.166	7.719	8.695	9.639	10.114
98-00.00	5.467	5.530	5.719	6.324	6.916	7.394	8.237	9.053	9.463
98-08.00	5.442	5.496	5.655	6.166	6.666	7.071	7.783	8.471	8.817
98-16.00	5.418	5.461	5.591	6.009	6.418	6.749	7.330	7.892	8.174
98-24.00	5.393	5.427	5.528	5.853	6.172	6.429	6.880	7.317	7.536
99-00.00	5.369	5.393	5.466	5.698	5.926	6.110	6.433	6.745	6.901
99-08.00	5.345	5.360	5.403	5.544	5.682	5.793	5.988	6.177	6.271
99-16.00	5.321	5.326	5.341	5.390	5.439	5.478	5.546	5.612	5.645
99-24.00	5.297	5.292	5.280	5.238	5.197	5.164	5.106	5.051	5.023
100-00.00	5.273	5.259	5.218	5.086	4.956	4.852	4.669	4.493	4.404
Spread @ Center Price	99	110	131	167	203	234	291	346	374
WAL	16.73	10.96	5.34	1.82	1.10	0.84	0.59	0.46	0.42
Mod Durn	10.34	7.39	3.99	1.62	1.02	0.79	0.56	0.44	0.39
Principal Window	~Feb06 -Mar28	~Feb06 -Jun24	Feb06 -Apr20	Feb06 -May12	Feb06 -Nov08	Feb06 -Dec07	Feb06 -Apr07	Feb06 -Jan07	Feb06 -Nov06
Prepay	4 CPR	6 CPR	8 CPR	10 CPR	12 CPR	14 CPR	18 CPR	22 CPR	24 CPR
Treasury	Mat 6MO 2YR 3YR 5YR 10YR 30YR
	Yld 4.433 4.332 4.287 4.278 4.349 4.524

The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this information relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC website at http://www.sec.gov/. The issuer's current effective registration statement may be found at http://www.sec.gov/Archives/edgar/data/1011663/000119312505178099/0001193125-05-178099-index.htm. Additional material information to your decision may also be found at http://www.sec.gov/Archives/edgar/data/1011663/000091412105002094/0000914121-05-002094-index.htm.